Exhibit 10.1

RELEASE OF CLAIMS AND COVENANT NOT TO SUE

This Release of Claims and Covenant Not to Sue (“Release”) is executed as of the      day of December, 2004 by [            , an individual resident of the State of [            ]]1 [[            ], a [            ] corporation]2 (“Releasor”).

In consideration of a certain agreement by and between Asconi Corporation, a Nevada corporation (the “Company”), and the Releasor, entered into on December     , 2004, whereby the Company has agreed to reduce the purchase price of its securities sold to certain “accredited” investors (including both individuals and institutions) in the December 30, 2003 private placement of the Company’s securities (the “2003 Private Placement”) from $5.00 to $3.50 per share by (x) reducing the exercise price of the warrants sold in the 2003 Private Placement to $5.00 (the “Warrant Repricing”) and (y) issuing additional common stock shares of the Company (the “Share Issuance”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, for itself and its [subsidiaries, successors-in-interest, representatives, agents and assigns,]3 [heirs, administrators, executors, representatives, beneficiaries and assigns]4 hereby irrevocably and unconditionally releases and discharges each of the Company, together with its respective officers, directors, shareholders, partners, employees, heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns (collectively, the “Releasees”), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys’ fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, in law or equity, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity, arising from, referring to, relating to or in connection with, the beginning of time to the date hereof, including, without limiting the foregoing, those specifically related in any way to the Releasor’s purchase of the Company’s securities in the 2003 Private Placement (all of the foregoing being collectively referred to herein as the “Claims”).

The Releasor covenants and agrees not to sue or bring any action in law, or in equity, including, but not limited to, an action in any court, forum, or arbitration proceeding whether by original process or demand, counterclaim, cross-claim, third-party process, impleader, claim for indemnity or contribution or otherwise against the Releasees, and their successors, and assigns, arising from, referring to, relating to, or in connection with, any of the Releasees with respect to any claim (a) related in any way to the Claims, and/or (b) otherwise released herein.

The Company hereby agrees to effect the Share Issuance and Warrant Repricing no later than ten (10) business days of the date of this Release.

[1]	To be inserted if Releasor is an individual.
[2]	To be inserted if Releasor is a corporation.
[3]	To be inserted if Releasor is a corporation.
[4]	To be inserted if Releasor is an individual.

In connection with the above-referenced Share Issuance and Warrant Repricing, the Releasor understands and hereby acknowledges that:

1. The shares of the Company’s common stock issued in connection with the Share Issuance (the “Shares”) and the warrants to be issued in connection with the Warrant Repricing (the “Repriced Warrants”) have not been registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws;

2. The Releasor cannot sell such Shares, the Repriced Warrants or the shares of common stock issuable upon exercise of the Repriced Warrants (the “Warrant Shares”) unless they are registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available; a legend will be placed on any certificate or certificates evidencing the Shares, stating that such securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sales of the securities; the Company will place stop transfer instructions against the securities and the certificates for the securities to restrict the transfer thereof; and the Company has no obligations to register the securities or assist the undersigned in obtaining an exemption from the various registration requirements except as set forth herein or therein. The Releasor agrees not to resell the Shares, the Repriced Warrants, or the Warrant Shares without compliance with the Act and any applicable state securities laws;

3. The Releasor will acquire the Shares, the Repriced Warrants and the Warrant Shares solely for the Releasor’s own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares, the Repriced Warrants and the Warrant Shares to any other person; and agrees not to sell or otherwise transfer the Shares, the Repriced Warrants and the Warrant Shares unless and until such securities are subsequently registered under the Act and any applicable state securities laws or unless an exemption from any such registration is available;

4. The Shares, the Repriced Warrants and the Warrant Shares represent substantial risks, including the fact that the Releasor could lose the entire amount of the Releasor’s investment,

5. Either alone or together with the Releasor’s purchaser representative (as that term is defined in Regulation D under the Act), the Releasor has knowledge and experience in financial and business matters that the Releasor is capable of evaluating the merits and risks of an investment in the Company;

6. The Releasor represents and warrants that he satisfies the definition of “accredited investor” as set forth in Rule 501(a) of Regulation D under the Act;

7. The Releasor is aware that the Shares, the Repriced Warrants and the Warrant Shares have not been registered under the Act and that the Releasor has adequate means of providing for his current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of the Shares, the Repriced Warrants and the Warrant Shares and that he may find it impossible to liquidate his investment at a time when it may be desirable to do so, or at any other time;

8. The Releasor shall not sell, assign, encumber or transfer all or any part of the Shares, the Repriced Warrants and the Warrant Shares (except a transfer upon his death, incapacity or bankruptcy or a transfer without consideration to his spouse and/or children and/or a trust for the benefit of such family members), unless the Company has determined, upon the advice of counsel for the Company, that no applicable federal or state securities laws will be violated as a result of such transfer and that the

Company may require an opinion of counsel acceptable to the Company to the effect that such transfer or assignment (a) may be effected without registration of the Shares, the Repriced Warrants and the Warrant Shares under the Act, and (b) does not violate any applicable federal or state securities laws; and,

9. The Releasor expressly represents, warrants and agrees that, in connection with the conversion set forth hereunder, the Company is relying upon the Releasor’s representations and warranties as contained herein and that the foregoing representations and warranties are true as of the date hereof and the Releasor shall give prompt written notice of any change in the foregoing representations and warranties to the Company.

The Releasor hereby declares that the Releasor voluntarily accepts the above-mentioned consideration for the purpose of making a full and final compromise, adjustment, release and settlement of the Claims.

Piggy-Back Registration Rights.

If at any time prior to December 5, 2006, the Company shall determine to prepare and file with the Commission a registration statement, or amend an existing registration statement relating to an offering for its own account or the account of other shareholders of the Company under the Securities Act of 1933, as amended, (the “Act”) of any of its equity securities, other than on Form S-4, Form S-8 or any similar short-form registration which may not be available at such time (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock options or other employee benefit plans, then the Company shall send to the Releasor a written notice of such determination and, if within fifteen (15) days after the date of such notice, the Releasor shall so request in writing, the Company shall include in such registration statement all or any part of the Shares and the Warrant Shares such Releasor requests to be registered, subject to customary underwriter cutbacks and lock-ups as would be applicable to the officers and the directors of the Company. The Releasor further understands and agrees that the Company undertakes no obligation to maintain the effectiveness of such registration statement with a current prospectus available after the earlier of: (i) March 5, 2007, or (ii) such time as all of the Shares and the Warrant Shares have been sold.

No provision of this Release may be amended, modified or waived except by a written instrument executed by the Releasor and the Company.

If any term or provision of this Release is held to be illegal or invalid, such illegality shall not affect the remaining terms or provisions hereof, and each term and provision of this Release shall be enforced to the fullest extent permitted by law.

The Releasor further understands, covenants, and agrees that the delivery of the above-mentioned consideration does not constitute an admission of any liability whatsoever by any person or party with respect to the Claims. The Releasor further understands, covenants, and agrees that the terms and conditions of this Release constitute the full and complete understandings, agreements, and arrangements of the parties with respect to the subject matter hereof, that there are no other agreements, covenants, promises, or arrangements other than those set forth herein, and that this Release will be construed and governed by Florida law.

IN WITNESS WHEREOF, the Releasor and the Company have caused this Release to be duly executed and delivered as of this      day of December, 2004.

THE RELEASOR

By:
Name:
Title:

THE COMPANY

By:

Name:
Title: